UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

Nevada (State or other jurisdiction of incorporation or organization)	001-37950 (Commission File Number)	20-4118216 (I.R.S. Employer Identification No.)

GENIUS BRANDS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

190 N. Canon Drive, 4th Fl., Beverly Hills, CA   90210

(Address of principal executive offices) (Zip Code)

(310) 273-4222

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNUS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or certain Officers; Election of Directors; Appointment of certain Officers; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 22, 2023, the Board of Directors (“Board”) of Genius Brands International, Inc. (the “Company”) appointed Henry Sicignano III as an independent (as defined in the applicable Nasdaq listing rules) member of the Board, replacing P. Clark Hallren. Mr. Sicignano III was also appointed as chair of the Board’s Audit Committee, and to serve on the Board’s Investment Committee. Mr. Hallren has served on the Board for the previous nine years since May 2014. Mr. Hallren’s decision to resign as a director was not due to any disagreements with the Company, which remains grateful for his long service.

Mr. Sicignano III holds an MBA from Harvard Business School as well as a BA (cum laude) from Harvard College. Mr. Sicignano III is a seasoned executive who has significant experience as President, CEO, and CFO, as well as director of numerous public companies, leading teams, developing strategies, managing P&L’s, and growing businesses. Mr. Sicignano III is eligible to receive compensation for his service on the Board consistent with that provided to all non-employee directors.

There are no arrangements or understandings between Mr. Sicignano III and any other persons pursuant to which he was selected as a director and Mr. Sicignano III has no direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: May 26, 2023	By:	/s/ Andy Heyward
Name: Andy Heyward
Title: Chief Executive Officer

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